EVOLENT HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Evolent Health, Inc. (“Evolent,” the “Company,” “we,” or “our,”) was incorporated as a Delaware corporation on December 12, 2014, for the purpose of pursuing the Company’s Initial Public Offering (“IPO”). Immediately prior to the completion of the IPO in June 2015, we completed a reorganization as follows (the “Offering Reorganization”):

•
We amended and restated our certificate of incorporation to, among other things, authorize two classes of common stock, Class A common stock and Class B common stock. Each share of our Class A common stock and Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders, and holders of Class A common stock and holders of Class B common stock vote together as a single class on all matters presented to stockholders for their vote or approval (except as otherwise required by law or pursuant to our amended and restated certificate of incorporation or our amended and restated bylaws);

•	Evolent Health Holdings, Inc. (our predecessor) merged with and into Evolent Health, Inc. and the surviving corporation of the merger was Evolent Health, Inc.;

•	An affiliate of TPG merged with and into Evolent Health, Inc. and the surviving corporation of the merger was Evolent Health, Inc.;

•
Each of the then existing stockholders of Evolent Health Holdings, Inc. received four shares of our Class A common stock and certain stockholders received the right to certain payments under the Tax Receivables Agreement (“TRA”) in exchange for each share of Class A common stock held in Evolent Health Holdings, Inc.;

•
TPG received 2,051,468 shares of Class A common stock of Evolent Health, Inc., together with the right to certain payments under the TRA in exchange for 100% of the equity that it held in its affiliate that was merged with Evolent Health, Inc.; and

•
We issued shares of our Class B common stock and the right to certain payments under the TRA to The Advisory Board Company, TPG (TPG Global, LLC and its affiliates including one or both of TPG Growth II BDH, LP and TPG Eagle Holdings, L.P.) and another investor each of which was a member of Evolent Health LLC prior to the Offering Reorganization.

The existing shareholders of Evolent Health Holdings, Inc. held the same economic and voting interest before and after the merger of Evolent Health Holdings, Inc. with and into Evolent Health, Inc., which represented a transaction among entities with a high degree of common ownership. As such, the merger is viewed as non-substantive and the consolidated financial statements of Evolent Health, Inc. reflect the historical accounting of Evolent Health Holdings, Inc. except that the legal capital reflects the capital of Evolent Health, Inc. The Offering Reorganization is accounted for using the purchase method of accounting. See Note 5 to the unaudited pro forma condensed combined financial information.

In addition, in connection with the Offering Reorganization, Evolent Health LLC amended and restated its operating agreement to establish two classes of equity (voting Class A common units and nonvoting Class B common units); after the amendment, the pre-reorganization members of Evolent Health LLC (other than Evolent Health, Inc.) held 100% of the Class B common units and Evolent Health, Inc. held the Class A voting common units. Evolent Health LLC’s Class B common units can be exchanged (together with a corresponding number of shares of our Class B common stock) for one share each of our Class A common stock.

As part of the Offering Reorganization, we entered into the Tax Receivables Agreement (“TRA”) with the holders of Class B common units and another investor, pursuant to which we will pay them 85% of the amount of the cash savings, if any, in U.S. federal, state and local and foreign income tax that we realize as a result of possible increases in tax basis resulting from our exchanges of Class B common units (calculated assuming that any post-offering transfer of Class B common units (other than the exchanges) had not occurred) as well as certain other benefits attributable to payments under the TRA itself. The TRA also provides for the payment of 85% of the amount of the cash savings, if any, in U.S. federal, state and local and foreign income tax that we realize as a result of the utilization of the net operating losses of Evolent Health Holdings, Inc. and an affiliate of TPG attributable to periods prior to the IPO and the deduction of any imputed interest attributable to our payment obligations under the TRA. No exchanges or other tax benefits have been assumed in the unaudited pro forma consolidated statement of operations and therefore no pro forma adjustment related to the tax receivables agreement is necessary.

On October 3, 2016, the Company completed its previously announced acquisition of Valence Health, Inc., excluding Cicerone Health Solutions, Inc. (“Valence Target”) (the “Merger”). The closing merger consideration, net of certain closing adjustments, was $219.4 million, based on the closing price of Evolent’s Class A common stock on the New York Stock Exchange on October 3, 2016, and consisted of 7.0 million shares of Evolent Class A common stock and $50.3 million in cash. The shares issued to Valence Target stockholders represented approximately 10.5% of the Company’s issued and outstanding Class A common stock and Class B common stock after the transaction. The transaction also includes additional earn-out potential of up to $12.4 million, payable by January 30, 2017, in Evolent Class A common stock, tied to new business activity contracted on or before December 31, 2016. Shares to be issued in relation to the contingent consideration are limited to approximately one million shares. The Merger will be accounted for using the purchase method of accounting. See Note 4 to the unaudited pro forma condensed combined financial data.

The following unaudited pro forma condensed combined balance sheet as of September 30, 2016, (which includes the effects of the Offering Reorganization) is based on the historical balance sheet of Evolent and carve-out historical balance sheet of Valence Target after giving effect to the Merger. The unaudited pro forma condensed combined balance sheet as of September 30, 2016, assumes that the Merger took place on that date.

The following unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2016, (which includes the effects of the Offering Reorganization) is based on the historical statement of operations of Evolent and carve-out historical statement of operations of Valence Target after giving effect to the Merger. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2016, gives effect to the Merger as if it had occurred on January 1, 2015.

The following unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, is based on the historical statement of operations of Evolent, the historical statement of operations of Evolent Health LLC prior to the Offering Reorganization, and the carve-out historical statement of operations of Valence Target after giving effect to the Merger. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, gives effect to the Offering Reorganization and the Merger as if they had occurred on January 1, 2015.

The carve-out historical financial statements of Valence Target include the business activities surrounding certain activities (collectively, the “Business”) of Valence Health, Inc. (“Valence”) acquired by Evolent. The Business has not historically constituted a separate legal group and stand-alone financial statements have not previously been prepared for the Business. The carve-out historical financial statements have been prepared on a standalone basis from the financial statements of Valence and have been prepared specifically for the purpose of facilitating the purchase of the Business by Evolent. The carve-out historical financial statements are prepared on a basis that combines the results of operations and assets and liabilities of the Business with the assets, liabilities, revenues and expenses that management has determined are specifically attributable to the Business. As the Business has not historically constituted a separate legal group, it is not possible to show share capital; the net assets of the Business are represented by the cumulative investment of Valence in the Business, shown as Net Parent Investment in the carve-out balance sheet.

The carve-out historical financial statements of Valence Target reflect allocations of direct and indirect costs related to the operations of the Business on a standalone basis. Indirect costs relate to certain support functions that were provided on a centralized basis within Valence. As certain expenses reflected in the carve-out historical financial statements are allocated, the carve-out historical financial statements may not be indicative of the financial position, results of operations and cash flows that would have been presented if the Business had been a standalone entity. Allocated costs and expenses have generally been deemed to have been paid by the Business to Valence in the year in which the costs were incurred. Current income taxes, other than taxes owed to tax jurisdictions, are deemed to have been remitted, in cash, by or to Valence in the year the related income taxes were recorded. Amounts receivable from or payable to Valence have been classified in the carve-out balance sheet within Net Parent Investment. Therefore, the carve-out historical financial statements may not necessarily be indicative of the future financial position and results of operations of the Business.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and are subject to a number of uncertainties and assumptions and do not purport to represent what the Company’s actual performance or financial position would have been had the Offering Reorganization and the Merger occurred on the dates indicated and does not purport to indicate the financial position or results of operations as of any future date or for any future period. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2015, was derived from (i) the Company’s audited consolidated statement of operations for the year ended December 31, 2015, as included in its Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2016, (ii) Evolent Health LLC’s audited financial statements as of and for the year ended December 31, 2015, as included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 29, 2016, and (iii) Valence Target’s audited carve-out statement of operations for the year ended December 31, 2015, filed as an exhibit to the Form 8-K/A to which this unaudited pro forma condensed combined financial information is attached.  The unaudited pro forma condensed combined balance sheet and statement of operations as of and for the nine months ended September 30, 2016, were derived from (i) the Company’s unaudited financial statements as of and for the nine months ended September 30, 2016, as included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2016, filed with the SEC on November 9, 2016, and (ii) Valence Target’s unaudited carve-out financial statements as of and for the nine months ended September 30, 2016, filed as an exhibit to the Form 8-K/A to which this unaudited pro forma condensed combined financial information is attached.

The pro forma condensed combined financial statements reflect management’s best estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed in the Merger based on a preliminary valuation study performed by an independent third-party valuation firm based on information currently available. Certain valuations and studies necessary to finalize the determination of estimated fair values and estimated useful lives, including with respect to acquired customer relationships, technology, deferred revenue, favorable and unfavorable leases, and for contingent consideration, among other things, are incomplete as of the date of this filing. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed may result in adjustments, which may be material, to the balance sheet and/or statement of operations.

The unaudited pro forma condensed combined financial information includes adjustments which give effect to the events that are directly attributable to the Offering Reorganization and the Merger, expected to have a continuing impact and are factually supportable. Any changes or planned adjustments affecting the balance sheet, statement of operations or changes in common stock outstanding, subsequent to the Merger are not included.

EVOLENT HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2016
(in thousands)

	Evolent	Valence
	Health, Inc.	Target	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$109,777	$—	$(50,309)	(b)	$59,468
Restricted cash	4,990	1,829	—		6,819
Accounts receivable, net	21,986	9,398	—		31,384
Prepaid expenses and other current assets	4,983	2,719	200	(h)	7,902
Investments, at amortized cost	49,693	—	—		49,693
Total current assets	191,429	13,946	(50,109)		155,266
Restricted cash	1,580	—	—		1,580
Investments in and advances to affiliates	2,538	—	—		2,538
Property and equipment, net	21,123	7,784	(1,543)	(k)	27,364
Prepaid expenses and other non-current assets	12,118	250	—		12,368
Intangible assets, net	162,789	—	87,000	(c)	249,789
Goodwill	459,703	—	151,895	(d)	611,598
Total assets	$851,280	$21,980	$187,243		$1,060,503

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Liabilities
Current liabilities:
Accounts payable	$14,486	$3,873	$—		$18,359
Accrued liabilities	11,839	4,434	4,994	(e)(g)(h)	21,267
Accrued compensation and employee benefits	21,287	9,375	—		30,662
Deferred revenue	17,717	2,222	(222)	(i)	19,717
Total current liabilities	65,329	19,904	4,772		90,005
Deferred revenue	—	4,079	(1,679)	(i)	2,400
Note payable	—	25	—		25
Deferred rent	—	3,210	(3,210)	(g)	—
Other long-term liabilities	7,997	126	9,350	(b)(h)	17,473
Deferred tax liabilities, net	18,097	—	—		18,097
Total liabilities	91,423	27,344	9,233		128,000

Commitments and Contingencies

Shareholders' Equity (Deficit)
Class A common stock	448	—	70	(b)	518
Class B common stock	153	—	—		153
Contributed capital (due from) from parent	—	(5,364)	5,364	(a)	—
Additional paid-in-capital	397,603	—	173,260	(b)(f)	570,863
Retained earnings (accumulated deficit)	164,024	—	(684)	(e)(f)(j)	163,340
Total shareholders’ equity (deficit) attributable to Evolent Health, Inc.	562,228	(5,364)	178,010		734,874
Non-controlling interests	197,629	—	—		197,629
Total equity (deficit)	759,857	(5,364)	178,010		932,503
Total liabilities, preferred stock and shareholders’ deficit	$851,280	$21,980	$187,243		$1,060,503

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

EVOLENT HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(in thousands, except per share amounts)

	Evolent	Evolent	Valence
	Health, Inc.	Health LLC	Target	Pro Forma
	Historical	Historical	Historical	Adjustments		Pro Forma
Revenue
Transformation	$19,906	$15,755	$5,982	$—		$41,643
Platform and operations	76,972	46,059	70,200	6,464	(k)	199,695
Total revenue	96,878	61,814	76,182	6,464		241,338

Operating expenses
Cost of revenue (exclusive of depreciation and
amortization expenses presented below)	57,398	44,839	50,737	2,901	(k)	155,875
Selling, general and administrative expenses	75,286	58,457	30,478	14,336	(c)(k)(l)	178,557
Research and development	—	—	11,091	(11,091)	(l)	—
Depreciation and amortization expenses	7,166	2,637	3,108	12,182	(a)(e)	25,093
Goodwill impairment	—		—	—		—
Total operating expenses	139,850	105,933	95,414	18,328		359,525
Operating income (loss)	(42,972)	(44,119)	(19,232)	(11,864)		(118,187)
Interest income (expense), net	293	38	(83)	—		248
Gain on consolidation	414,133	—	—	(414,133)	(f)	—
Income (loss) from affiliates	(28,165)	—	—	28,165	(g)	—
Other income (expense), net	—	2	186	—		188
Income (loss) before income taxes and
non-controlling interests	343,289	(44,079)	(19,129)	(397,832)		(117,751)
Provision (benefit) for income taxes	23,475	—	18	(23,475)	(h)	18
Net income (loss)	319,814	(44,079)	(19,147)	(374,357)		(117,769)
Net income (loss) attributable
to non-controlling interests	(12,680)	—	—	(18,861)	(i)	(31,541)
Net income (loss) attributable
to Evolent Health, Inc.	$332,494	$(44,079)	$(19,147)	$(355,496)		$(86,228)

Earnings (Loss) Available for Common Shareholders
Basic	$330,310					$(86,228)
Diluted	319,814					(86,228)

Earnings (Loss) per Common Share
Basic	$13.14					$(2.03)
Diluted	6.93					(2.03)

Weighted-Average Common Shares Outstanding
Basic	25,129			17,313	(d)(j)	42,442
Diluted	46,136			(3,694)	(d)(j)	42,442

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

EVOLENT HEALTH, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2016
(in thousands, except per share amounts)

	Evolent	Valence
	Health, Inc.	Target	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
Revenue
Transformation	$26,259	$6,006	$—		$32,265
Platform and operations	139,918	69,760	6,280	(k)	215,958
Total revenue	166,177	75,766	6,280		248,223

Operating expenses
Cost of revenue (exclusive of depreciation and
amortization expenses presented below)	95,294	46,453	5,023	(k)	146,770
Selling, general and administrative expenses	103,101	30,482	5,914	(b)(c)(k)(l)	139,497
Research and development	—	6,806	(6,806)	(l)	—
Depreciation and amortization expenses	10,728	2,242	5,963	(a)	18,933
Goodwill impairment	160,600	—	—		160,600
Total operating expenses	369,723	85,983	10,094		465,800
Operating income (loss)	(203,546)	(10,217)	(3,814)		(217,577)
Interest income (expense), net	805	(303)	—		502
Income (loss) from affiliates	(462)	—	—		(462)
Other income (expense), net	4	248	—		252
Income (loss) before income taxes and
non-controlling interests	(203,199)	(10,272)	(3,814)		(217,285)
Provision (benefit) for income taxes	(1,614)	50	—		(1,564)
Net income (loss)	(201,585)	(10,322)	(3,814)		(215,721)
Net income (loss) attributable
to non-controlling interests	(59,250)	—	—		(59,250)
Net income (loss) attributable
to Evolent Health, Inc.	$(142,335)	$(10,322)	$(3,814)		$(156,471)

Earnings (Loss) Available for Common Shareholders
Basic	$(142,335)				$(156,471)
Diluted	(142,335)				(156,471)

Earnings (Loss) per Common Share
Basic	$(3.34)				$(3.15)
Diluted	(3.34)				(3.15)

Weighted-Average Common Shares Outstanding
Basic	42,632		7,048	(d)	49,680
Diluted	42,632		7,048	(d)	49,680

See accompanying Notes to Unaudited Pro Forma Condensed Combined Financial Statements

EVOLENT HEALTH, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Description of the Offering Reorganization

Immediately prior to the completion of its IPO in June 2015, we completed the Offering Reorganization:

•
We amended and restated our certificate of incorporation to, among other things, authorize two classes of common stock, Class A common stock and Class B common stock. Each share of our Class A common stock and Class B common stock entitles its holder to one vote on all matters to be voted on by stockholders, and holders of Class A common stock and holders of Class B common stock vote together as a single class on all matters presented to stockholders for their vote or approval (except as otherwise required by law or pursuant to our amended and restated certificate of incorporation or our amended and restated bylaws);

•	Evolent Health Holdings, Inc. (our predecessor) merged with and into Evolent Health, Inc. and the surviving corporation of the merger was Evolent Health, Inc.;

•	An affiliate of TPG merged with and into Evolent Health, Inc. and the surviving corporation of the merger was Evolent Health, Inc.;

•
Each of the then existing stockholders of Evolent Health Holdings, Inc. received four shares of our Class A common stock and certain stockholders received the right to certain payments under the Tax Receivables Agreement (“TRA”) in exchange for each share of Class A common stock held in Evolent Health Holdings, Inc.;

•
TPG received 2,051,468 shares of Class A common stock of Evolent Health, Inc., together with the right to certain payments under the TRA in exchange for 100% of the equity that it held in its affiliate that was merged with Evolent Health, Inc.; and

•
We issued shares of our Class B common stock and the right to certain payments under the TRA to The Advisory Board Company, TPG (TPG Global, LLC and its affiliates including one or both of TPG Growth II BDH, LP and TPG Eagle Holdings, L.P.) and another investor each of which was a member of Evolent Health LLC prior to the Offering Reorganization.

The existing shareholders of Evolent Health Holdings, Inc. held the same economic and voting interest before and after the merger of Evolent Health Holdings, Inc. with and into Evolent Health, Inc., which represented a transaction among entities with a high degree of common ownership. As such, the merger is viewed as non-substantive and the consolidated financial statements of Evolent Health, Inc. reflect the historical accounting of Evolent Health Holdings, Inc. except that the legal capital reflects the capital of Evolent Health, Inc. The Offering Reorganization was accounted for using the purchase method of accounting.

In addition, in connection with the Offering Reorganization, Evolent Health LLC amended and restated its operating agreement to establish two classes of equity (voting Class A common units and nonvoting Class B common units); after the amendment, the pre-reorganization members of Evolent Health LLC (other than Evolent Health, Inc.) held 100% of the Class B common units and Evolent Health, Inc. held the Class A voting common units. Evolent Health LLC’s Class B common units can be exchanged (together with a corresponding number of shares of our Class B common stock) for one share each of our Class A common stock.

As part of the Offering Reorganization, we entered into the Tax Receivables Agreement (“TRA”) with the holders of Class B common units and another investor, pursuant to which we will pay them 85% of the amount of the cash savings, if any, in U.S. federal, state and local and foreign income tax that we realize as a result of possible increases in tax basis resulting from our exchanges of Class B common units (calculated assuming that any post-offering transfer of Class B common units (other than the exchanges) had not occurred) as well as certain other benefits attributable to payments under the TRA itself. The TRA also provides for the payment of 85% of the amount of the cash savings, if any, in U.S. federal, state and local and foreign income tax that we realize as a result of the utilization of the net operating losses of Evolent Health Holdings, Inc. and an affiliate of TPG attributable to periods prior to the IPO and the deduction of any imputed interest attributable to our payment obligations under the TRA. No exchanges or other tax benefits have been assumed in the unaudited pro forma consolidated statement of operations and therefore no pro forma adjustment related to the tax receivables agreement is necessary.

2.	Description of the Merger

On October 3, 2016, the Company completed its previously announced acquisition of Valence Target. The closing merger consideration, net of certain closing adjustments, was $219.4 million, based on the closing price of Evolent’s Class A common stock on the New York Stock Exchange on October 3, 2016, and consisted of 7.0 million shares of Evolent Class A common stock and $50.3 million in cash. The shares issued to Valence Target stockholders represented approximately 10.5% of the

Company’s issued and outstanding Class A common stock and Class B common stock after the transaction. The transaction also includes additional earn-out potential of up to $12.4 million, payable by January 30, 2017, in Evolent Class A common stock, tied to new business activity contracted on or before December 31, 2016. Shares to be issued in relation to the contingent consideration are limited to approximately one million shares. The Merger will be accounted for using the purchase method of accounting.

3.	Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared based on the Company’s, Evolent Health LLC’s and Valence Target’s historical financial information. The historical financial statements of Evolent Health LLC reflect its operations in 2015 prior to the Offering Reorganization. The carve-out historical financial statements of Valence Target include the business activities surrounding the Business.

The Business has not historically constituted a separate legal group and stand-alone financial statements have not previously been prepared for the Business. The carve-out historical financial statements have been prepared on a standalone basis from the financial statements of Valence and have been prepared specifically for the purpose of facilitating the purchase of the Business by Evolent. The carve-out historical financial statements are prepared on a basis that combines the results of operations and assets and liabilities of the Business with the assets, liabilities, revenues and expenses that management has determined are specifically attributable to the Business. As the Business has not historically constituted a separate legal group, it is not possible to show share capital. The net assets of the Business are represented by the cumulative investment of Valence in the Business, shown as Net Parent Investment in the carve-out balance sheet. The carve-out historical financial statements of Valence Target reflect allocations of direct and indirect costs related to the operations of the Business on a standalone basis. Indirect costs relate to certain support functions that are provided on a centralized basis within Valence. As certain expenses reflected in the carve-out historical financial statements are allocated, the carve-out historical financial statements may not be indicative of the financial position, results of operations and cash flows that would have been presented if the Business had been a standalone entity. Allocated costs and expenses have generally been deemed to have been paid by the Business to Valence in the year in which the costs were incurred. Current income taxes, other than taxes owed to tax jurisdictions, are deemed to have been remitted, in cash, by or to Valence in the year the related income taxes were recorded. Amounts receivable from or payable to Valence have been classified in the carve-out balance sheet within Net Parent Investment. Therefore, the carve-out historical financial statements may not necessarily be indicative of the future financial position and results of operations of the Business.

Certain disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted in these pro forma condensed combined financial statements as permitted by SEC rules and regulations. Certain historical financial information on the balance sheet of Valence Target has been reclassified to conform to the presentation of historical financial information of Evolent Health, Inc.

4.	Accounting for the Merger

The unaudited pro forma condensed combined financial statements reflect accounting for the Merger in accordance with the purchase method of accounting. Under the purchase method, the purchase consideration is allocated to the assets acquired and the liabilities assumed based on their estimated fair values, with any excess of the purchase consideration over the estimated fair values of the identifiable net assets acquired being recorded as goodwill. Valence Target’s accounting policies and practices did not materially differ from the Company’s accounting policies and practices.

Purchase Consideration

The total estimated fair value of the consideration on the Acquisition Date was (in thousands, except shares):

	Shares	Fair Value
Fair value of Class A common stock issued to Valence Target shareholders	7,047,575	$169,142
Estimated fair value of contingent consideration		5,850
Cash		50,309
Total Consideration		$225,301

The fair value of the Company’s Class A common stock issued to Valence Target’s shareholders was calculated using the closing stock price for the Company’s Class A common stock on October 3, 2016. The contingent consideration is payable by January 30, 2017, in Evolent Class A common stock, tied to new business activity contracted on or before December 31, 2016, up to a maximum amount of $12.4 million. Shares to be issued in relation to the contingent consideration are limited to approximately one million shares. The $5.9 million estimated fair value of contingent consideration in the table above is based on current information available to management.

Allocation of Purchase Price

The following table summarizes the allocation of the purchase consideration to the assets acquired and liabilities assumed on October 3, 2016, based on their preliminary estimated fair values (in thousands):

Estimated
Fair Value
Purchase Consideration:
Common stock issued to Valence Target shareholders	$169,142
Estimated fair value of contingent consideration	5,850
Cash	50,309
Total Consideration	$225,301

Tangible Assets Acquired:
Restricted cash	$1,829
Receivables	9,398
Other current assets	2,919
Property and equipment	6,241
Other non-current assets	250

Unfavorable leases assumed (net of favorable leases)	(3,500)

Identifiable Intangible Assets Acquired:
Customer relationships	69,000
Technology	18,000

Liabilities Assumed:
Accounts payable and accrued expenses	17,200
Deferred revenue	4,400
Net deferred tax liabilities	9,131

Goodwill	151,895
Net assets acquired	$225,301

Identifiable intangible assets associated with customer relationships and technology will be amortized on a straight-line basis over their preliminary estimated useful lives of 20 and 4 years, respectively. Goodwill is considered an indefinite lived asset. The Merger was structured as a tax-free reorganization and therefore the Company received carryover basis in the assets and liabilities acquired; accordingly, the Company recognized net deferred tax liabilities associated with the Merger with a preliminary estimated fair value of $9.1 million. The net deferred tax liabilities result in a reduction of Evolent’s existing valuation allowance; such reduction will be recognized by Evolent in its post-merger statement of operations, but is not reflected in the unaudited pro forma condensed combined statement of operations because it is non-recurring.

The pro forma condensed combined financial statements reflect management’s preliminary estimate of the fair value of the tangible and intangible assets acquired and liabilities assumed based on a preliminary valuation study performed by an independent third-party valuation firm based on information currently available. Certain valuations and studies necessary to finalize the determination of estimated fair values and estimated useful lives, including with respect to acquired customer relationships, technology, deferred revenue, favorable and unfavorable leases, and for contingent consideration, among other things, are incomplete as of the date of this filing. As final valuations are performed, increases or decreases in the fair value of assets acquired and liabilities assumed may result in adjustments, which may be material, to the balance sheet and/or statement of operations.

5.	Accounting for the Offering Reorganization

The unaudited pro forma condensed combined financial statements reflect accounting for the Offering Reorganization in accordance with the purchase method of accounting. We accounted for obtaining control of Evolent Health LLC as a step acquisition and, accordingly, recognized the fair value of Evolent Health LLC’s assets acquired, liabilities assumed, noncontrolling interests recognized and the remeasurement gain recorded on the previously held equity interests. As the acquisition was the result of the Offering Reorganization and not the purchase of additional interest in Evolent Health LLC, there were no assets acquired or liabilities assumed, and there was no purchase price paid as a part of the transaction.

Allocation of Purchase Price

The following table summarizes the allocation of the purchase consideration to the assets acquired and liabilities assumed on June 4, 2015, based on their preliminary estimated fair values (in thousands):

Goodwill	$608,903
Intangible Assets	169,000
Cash and restricted cash	21,930
Other assets	49,239
Remeasurement gain on previously held equity interest	(414,133)
Liabilities and deferred revenue	(71,299)
Non-controlling interests	(332,793)
Carrying value of previously held equity interest	(30,847)
Purchase price	$—

The estimated fair value of Evolent Health LLC was determined using a business enterprise valuation approach that discounted Evolent Health LLC’s projected cash flows based on an estimate of its weighted average cost of capital. Evolent Health LLC’s fair value was estimated to be $777.8 million. In addition, we determined the fair value of Evolent Health LLC’s tangible and identifiable intangible assets, deferred revenue and other liabilities, based on various income and market approaches, including the relief from royalty method for trade name and technologies, and the discounted cash flow method for customer relationships. We are amortizing the acquired identifiable intangible assets over their estimated useful lives on a straight-line basis. The Offering Reorganization was structured as a tax-free exchange and, therefore, did not result in tax deductible goodwill.

After the Offering Reorganization and the IPO, we owned 69.4% of the economic interests and 100% of the voting rights in Evolent Health LLC. Our operations will continue to be conducted through Evolent Health LLC and subsequent to the Offering
Reorganization the financial results of Evolent Health LLC are consolidated in the financial statements of Evolent Health, Inc. Evolent Health, Inc. is a holding company whose principal asset is all of the Class A common units it holds in Evolent Health LLC, and its only business is to act as sole managing member of Evolent Health LLC.

As part of the Offering Reorganization we recorded intangible assets of $169.0 million as follows (in thousands, except years):

	Useful Life	Gross
	(years)	Carrying Value
Corporate trade name	20	$19,000
Customer relationships	25	120,000
Technology	7	30,000
Total		$169,000

6.	Pro Forma Adjustments

The following assumptions and adjustments apply to the unaudited pro forma condensed combined balance sheet related to the Merger:

a)	Represents the pro forma elimination of Valence Target’s historical equity accounts as a result of the Merger.

b)
Represents the pro forma payment of the purchase consideration, including the preliminary estimated fair value of the (i) common stock issued to Valence Target shareholders, (ii) contingent consideration, and (iii) cash.

c)	Represents the pro forma impact of the allocation of the purchase consideration to the identifiable intangible assets acquired, as follows (in thousands):

		Estimated
	Estimated	Useful Life
	Fair Value	(Years)
Customer relationships	$69,000	20
Core Technology	18,000	4
Total identifiable intangible assets	$87,000

d)	Represents the pro forma impact of the allocation of the purchase consideration to goodwill.

e)	Represents the pro forma accrual of estimated transaction expenses of $5.6 million incurred after September 30, 2016 and not accrued for as of September 30, 2016.

f)
Represents the preliminary estimated fair value of post-Merger share-based compensation expense of $4.2 million, related to Valence Target’s outstanding employee share-based awards that were accelerated upon the closing of the Merger pursuant to discretionary acceleration provisions for the benefit of Evolent. The impact of the share-based compensation is not reflected in the unaudited pro forma condensed combined statements of operations because it is non-recurring.

g)
Represents the pro forma elimination of Valence Target’s deferred rent balances as of September 30, 2016, of $3.5 million (which includes $0.2 million current balance and $3.3 million non-current balance).

h)
Represents the pro forma impact of the preliminary estimated fair value of $3.5 million related to unfavorable leases (net of favorable leases) and $0.2 million of sublease obligations (net of sublease receivables) assumed by Evolent.

i)	Represents the pro forma impact of the preliminary estimated fair value of $4.4 million related to Valence Target’s deferred revenue assumed by Evolent.

j)
Represents the pro forma retained earnings impact of the reduction of Evolent’s existing valuation allowance against net deferred tax assets of $9.1 million as a result of the acquired net deferred tax liabilities.

k)	Represents the pro forma elimination of Valence Target’s capitalized software costs, which are now included in the fair value of the technology intangible asset.

The following assumptions and adjustments apply to the unaudited pro forma condensed combined statements of operations related to the Merger:

a)
Represents the pro forma straight-line amortization of the acquired identifiable intangible assets from related to customer relationships over their preliminary estimated useful life of 20 years, and technology over its preliminary estimated useful lives of 4 years. The total pro forma amortization expense related to these assets for the year ended December 31, 2015, is $8.0 million and for the nine months ended September 30, 2016, is $6.0 million.

b)
Represents the pro forma elimination of transaction expenses incurred during the period presented. Total transaction expenses incurred in the nine months ended September 30, 2016, was $1.9 million (none in 2015).

c)
Represents the pro forma amortization of the acquired net unfavorable leases over their preliminary estimated lives of 11 years. The total pro forma adjustment to selling general and administrative expenses for the year ended December 31, 2015, is $0.3 million and for the nine months ended September 30, 2016, is $0.2 million.

d)	Represents the pro forma effects of the Merger Consideration paid in the form of Class A common stock.

k)
Represents the pro forma revenue and cost presentation of intercompany work performed under contract by Valence Target for Cicerone Health Solutions, Inc., to reflect the structure of a Master Services Agreement between Evolent and Cicerone Health Solutions, Inc. effective with the Merger. These revenue and costs were presented on a net basis in the historical carve-out financial statements of Valence Target.

(l) Represents the pro forma reclassification of Valence Target’s research and development expenses to conform to Evolent’s historical financial statement presentation.

The following assumptions and adjustments apply to the unaudited pro forma condensed combined statements of operations related to the Offering Reorganization:

e)
Represents the pro forma straight-line amortization of the acquired identifiable intangible assets from related to corporate trade name over its estimated useful life of 20 years, customer relationships over their estimated useful lives of 25 years, and technology over its estimated useful lives of 7 years. The total pro forma amortization expense related to these assets for the year ended December 31, 2015, is $4.2 million.

f)
Represents the pro forma elimination of the remeasurement gain on the previously held equity interest in Evolent Health LLC as the adjustment is non-recurring and specifically related to the Offering Reorganization. As a result of the Offering Reorganization, Evolent Health, Inc. obtained voting control over Evolent Health LLC and therefore consolidated Evolent Health LLC and recognized a gain of $414.1 million upon obtaining control. The gain represented the excess of the fair value of our interest in Evolent Health LLC’s net assets over the carrying value of our equity method investment prior to the Offering Reorganization and is included in gain on consolidation in our consolidated statements of operations.

g)	Represents the pro forma elimination of the loss from equity method investment in Evolent Health LLC prior to the consolidation.

h)
Represents the pro forma elimination of the income tax provision recorded as part of the Offering reorganization as the adjustment is non-recurring and specifically related to the Offering Reorganization. For the year ended December 31, 2015, the Company had a full valuation allowance recorded against the Company’s net deferred tax assets; therefore, the Company recorded no provision or benefit for income taxes.

i)
Represents the pro forma inclusion of non-controlling interests in the consolidated entity representing Evolent Health LLC Class B common units that are held directly by TPG, The Advisory Board and another investor after the Offering Reorganization. Such Evolent Health LLC Class B common units represented 38.3% of all common units outstanding immediately following the Offering Reorganization and 29.7% of all common units outstanding as of December 31, 2015.

j)	Represents the pro forma effects on outstanding shares as a result of the Offering Reorganization.

7.	Pro forma loss per share

Pro forma loss per share, basic and diluted, includes the pro forma impacts of the Offering Reorganization and the Merger is calculated as follows (in thousands, except per share data):

	For the Nine	For the Year
	Months Ended	Ended
	September 30,	December 31,
	2016	2015
Net income (loss) available to common shareholders - Basic
Net Income (loss) available to common shareholders, as originally reported	$(142,335)	$330,310
Pro forma Net Income available to common shareholders	(156,471)	(86,228)

Net income (loss) available to common shareholders - Diluted
Net Income (loss) available to common shareholders, as originally reported	$(142,335)	$319,814
Pro forma Net Income available to common shareholders	(156,471)	(86,228)

Basic earnings (loss) per share
Weighted Average outstanding shares for the period, as originally reported	42,632	25,129
Pro forma adjustment - common shares issued as consideration	7,048	17,316
Pro forma weighted average outstanding shares for the period	49,680	42,445

Basic earnings (loss) per share, as originally reported	$(3.34)	$13.14
Pro forma basic earnings (loss) per share	(3.15)	(2.03)

Diluted earnings (loss) per share
Weighted Average outstanding shares for the period, as originally reported	42,632	46,136
Pro forma adjustments - common shares issued as consideration	7,048	(3,694)
Pro forma weighted average outstanding shares for the period	49,680	42,442

Diluted earnings (loss) per share, as originally reported	$(3.34)	$6.93
Pro forma Diluted earnings (loss) per share	(3.15)	(2.03)